UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 22, MIRA Pharmaceuticals, Inc. (the “Company”) issued a press release announcing positive results from a 21-day IND-enabling preclinical proof-of-concept study evaluating MIRA-55 in a validated model of chronic inflammatory pain.

The study demonstrated that once-daily oral MIRA-55 significantly reduced mechanical and thermal pain hypersensitivity compared with vehicle-treated animals (p < 0.001). MIRA-55 achieved pain-relieving effects comparable in magnitude to celecoxib (Celebrex®), a widely prescribed medication for pain and inflammation. The effects were sustained throughout the study without evidence of tolerance or adverse clinical signs.

MIRA-55 also reduced inflammation-associated paw swelling to a similar magnitude as celecoxib and demonstrated consistent pain-relieving activity in both male and female animals.

These findings build upon the Company’s previously reported preclinical studies demonstrating that oral MIRA-55 normalized pain responses and reduced inflammation in an acute inflammatory pain model, outperforming injected morphine in that study. The Company believes the results further strengthen MIRA-55’s preclinical development profile and support its continued advancement toward a planned Investigational New Drug (IND) submission in the first quarter of 2027.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally may be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, efficacy, anticipated clinical development, commercialization prospects, market opportunity, and future development of MIRA-55, SKNY-1, Ketamir-2, and the Company’s other product candidates.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s current beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s subsequent filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this report speak only as of the date of this report, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investors are cautioned not to place undue reliance on these forward-looking statements. Additional information regarding these and other risks and uncertainties is contained in the Company’s filings with the SEC, including its Annual Report on Form 10-K and subsequent filings, available at www.sec.gov and in the Investors section of the Company’s website at www.mirapharmaceuticals.com. Forward-looking statements should be considered in light of these risks and uncertainties.

Item 9.01 Financial Statements and Other Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of MIRA Pharmaceuticals, Inc., dated October 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: October 22, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer